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                                                                   EXHIBIT-23(a)


                              CONSENT OF KPMG LLP

The Board of Directors
of Corn Products International, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1999, incorporated by reference in Corn Products International, Inc.'s Form 10-K for the year ended December 31, 1998.

                                   /s/ KPMG LLP




Chicago, Illinois
March 20, 2000